                                                                      EXHIBIT 11
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE




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
                                        Thirteen Weeks     Thirty-nine Weeks    Thirteen Weeks   Thirty-nine Weeks
                                             Ended               Ended               Ended            Ended
                                       September 29, 1996  September 29, 1996   October 1, 1995   October 1, 1995
                                       ------------------  ------------------   ---------------   ---------------
Primary earnings per share


Weighted average number of issued
  shares outstanding                         14,118,838        13,593,285         8,380,400         6,242,480

Effect of:
     Exercise of stock options                  696,041           738,757             2,250                 -
     Exercise of underwriters warrants            4,786            59,266           125,820                 -
                                            -----------       -----------        ----------        ----------

Shares outstanding used to compute
     primary earnings per share              14,819,665        14,391,307         8,508,470         6,242,480
                                            ===========       ===========        ==========        ==========

Net income (loss)                           $ 1,923,761       $ 3,305,042          $535,376        $ (515,842)
                                            ===========       ===========        ==========        ==========

Primary net income (loss) per share         $      0.13       $      0.23             $0.06        $    (0.08)
                                            ===========       ===========        ==========        ==========

Fully diluted earnings per share

Weighted average number of shares
     used for primary earnings per shar      14,118,838        13,593,285         8,380,400         6,242,480

Effect of:
     Exercise of stock options                  719,088           668,535             2,250                 -
     Exercise of underwriters warrants            4,870            61,706           125,820                 -
                                            -----------       -----------        ----------        ----------

Shares outstanding used to compute
     fully diluted earnings per share        14,842,797        14,323,527         8,508,470         6,242,480
                                            ===========       ===========        ==========        ==========

Net income (loss)                           $ 1,923,761       $ 3,305,042        $  535,376        $ (515,842)
                                            ===========       ===========        ==========        ==========

Net income (loss) per share                 $      0.13       $      0.23        $     0.06        $    (0.08)
                                            ===========       ===========        ==========        ==========
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